UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota		57104
(Address of principal executive offices)		(Zip Code)

(605) 978-2908
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                     Regulation FD Disclosure.

On February 17, 2005, NorthWestern Corporation (the “Company”) issued a press release announcing that the Plan Committee, the successor to the Creditors’ Committee formed during the pendency of the Company’s Chapter 11 case, and its major shareholders have objected to the Company’s previously announced agreement in principle to settle all pending legal actions, appeals, claims and disputes by and among the Company, Magten Asset Management Corporation and Law Debenture Trust Company of New York LLC.   For the reasons set forth in the objections, the Company will not present the proposed settlement to the bankruptcy court for approval.

Because the proposed settlement will not be effected, pursuant to the terms of the Company’s confirmed Plan of Reorganization, 368,626 shares of the Company’s common stock that was not distributed to “non-accepting” Class 8(b) creditors are being distributed on a pro rata basis to holders of allowed claims in Class 7 (unsecured note holders) and to holders of allowed claims in Class 9 (general unsecured).  Holders of Class 7 claims will receive a supplemental distribution of 324,134 shares of the Company’s common stock and holders of allowed claims in Class 9 are entitled to the remaining 44,492 shares.  Also pursuant to the terms of the Plan of Reorganization, 684,265 warrants that were not distributed to “non-accepting” Class 8(b) creditors have been cancelled.

A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.  The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01                     Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

99.1*	Press Release of NorthWestern Corporation dated February 17, 2005

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

	By:	/s/ Thomas J. Knapp

Thomas J. Knapp

Vice President and General Counsel

Date: February 17, 2005

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

99.1*	Press Release of NorthWestern Corporation dated February 17, 2005

* filed herewith